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                                                                   Exhibit 3.2


                                GENERAL BY-LAW NO. 2


                A by-law relating generally to the regulation of the
                              business and affairs of

                                  724 SOLUTIONS INC.

                                      CONTENTS


Section One         INTERPRETATION

Section Two         DIRECTORS

Section Three       MEETINGS OF DIRECTORS

Section Four        COMMITTEES

Section Five        OFFICERS

Section Six         PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section Seven       MEETINGS OF SHAREHOLDERS

Section Eight       SECURITIES

Section Nine        DIVIDENDS AND RIGHTS

Section Ten         EXECUTION OF DOCUMENTS AND VOTING OF SECURITIES

Section Eleven      NOTICES

Section Twelve      EFFECTIVE DATE

     RESOLVED as a by-law of 724 Solutions Inc. (hereinafter called the "Corporation") as follows:


                                    SECTION ONE

                                   INTERPRETATION

1.1       Definitions.

     In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

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     (a)  "Act" means the BUSINESS CORPORATIONS ACT (Ontario) as amended or re-enacted from time to time and includes the regulations made pursuant thereto;

     (b)  "board" means the board of directors of the Corporation;

     (c)  "by-laws" means all by-laws of the Corporation;

     (d)  "director" means a director of the Corporation;

     (e) "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the INTERPRETATION ACT (Ontario); and

     (f) "number of directors" means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution of the board where it is empowered by special resolution to determine the number of directors.

1.2 All terms used in the by-laws of the Corporation which are defined in the Act shall have the meanings given to such terms under the Act.

1.3 In all by-laws of the Corporation, the singular shall include the plural and the plural the singular and words importing gender include the masculine, feminine and neuter genders.

1.4 Headings used in the by-laws are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.5 If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholder agreement, the provisions contained in the articles or unanimous shareholder agreement, as the case may be, shall prevail.

                                    SECTION TWO

                                     DIRECTORS

2.1 QUORUM. The quorum for the transaction of business at any meeting of the board shall consist of one-half of the number of directors, or if the number of directors is not evenly divisible by two, then the next whole number below one-half of the number of directors.

2.2 QUALIFICATION. No person shall be qualified for election as a director if he or she is less than 18 years of age; if he or she is of unsound mind and has been so found by a court in Canada or elsewhere; if he or she is not an individual; or if he or she has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians provided that if the number of directors is fewer than three, at least one shall be a resident Canadian. At least one-third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

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2.3       ELECTION AND TERM.  The election of directors shall take place at each annual meeting of Shareholders. A director not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting following his or her election or appointment but, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.4 REMOVAL OF DIRECTORS. Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

2.5 VACATION OF OFFICE. A director ceases to hold office when he or she dies, he or she is removed from office by the shareholders, he or she ceases to be qualified for election as a director, or his or her written resignation is received by the Corporation (or if a time is specified in such resignation, at the time so specified, whichever is later); provided that a director named in the articles is not permitted to resign his or her office unless at the time the resignation is to become effective a successor is elected or appointed.

2.6 VACANCIES. Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board, except:

     (a) a vacancy resulting from (i) an increase in the number of directors otherwise than by a resolution of the directors, or in the maximum number of directors, or from (ii) a failure to elect the number of directors required to be elected at any meeting of the shareholders; or

     (b) where the directors are empowered to determine the number of directors, if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

          In the absence of a quorum of the board, or if the board is not permitted to fill such vacancy, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

2.7 REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                   SECTION THREE

                               MEETINGS OF DIRECTORS

3.1 CANADIAN MAJORITY. The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where:

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     (a)  a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting;

     (b) a majority of resident Canadians would have been present had that director been present at the meeting; and

     (c) the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.

3.2 MEETINGS BY TELEPHONE. If all the directors present at or participating in the meeting consent, any or all of the directors may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as to permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and any director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.3 PLACE OF MEETINGS. Meetings of the board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board need not be held within Canada.

3.4 CALLING OF MEETINGS. Meetings of the board may be convened at any time by the Chairman of the Board, the Chief Executive Officer, the President or any two directors upon notice given to all directors in accordance with subsection 3.5.

3.5 NOTICE OF MEETING. Notice of the time and place of each meeting of the board shall be given in the manner provided in subsection 11.1 to each director: (a) not less than five business days before the time when the meeting is to be held if the notice is mailed, or (b) not less than 48 hours before the time the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication.

3.6 WAIVER OF NOTICE. A director may in any manner or at any time waive notice of or otherwise consent to a meeting of the board. Attendance of a director at a meeting of the board shall constitute a waiver of notice of that meeting except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called.

3.7 FIRST MEETING OF NEW BOARD. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.8 ADJOURNED MEETING. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.9 REGULAR MEETINGS. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director

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forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.10 CHAIRMAN. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, Chief Executive Officer, President, or a Vice-President. If there are two or more Vice-Presidents present, the more senior will preside as chairman in the event a Vice-President is to preside. If no such officer is present, the directors present shall choose one of their number to be chairman.

3.11 VOTES TO GOVERN. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

3.12 RESOLUTION IN WRITING. A resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of the board or committee of the board is as valid as if it had been passed at a meeting of the board or committee of the board.

3.13 DISCLOSURE OF INTERESTS IN CONTRACTS. Every director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of the board the nature and extent of such interest as required by the Act. Such a director shall not vote on any resolution to approve the same except as provided by the Act.

                                    SECTION FOUR

                                     COMMITTEES

4.1 COMMITTEES OF DIRECTORS. The board may appoint from their number one or more committees of the board, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

4.2 AUDIT COMMITTEE. The board shall constitute an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates, and who shall hold office until the next annual meeting of shareholders. The audit committee shall have the powers and duties provided in the Act.

4.3 TRANSACTION OF BUSINESS. The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

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4.4       ADVISORY BODIES.  The board may from time to time appoint any such advisory bodies as it may deem advisable.

4.5 PROCEDURE. Unless otherwise determined by the board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board, the committee or the advisory body does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

                                    SECTION FIVE

                                      OFFICERS

5.1 APPOINTMENT. The board may designate the offices of the Corporation and from time to time appoint a Chairman of the Board, Chief Executive Officer, President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. One person may hold more than one office and, except for the Chairman of the Board, an officer need not be a director.

5.2 CHAIRMAN OF THE BOARD. If appointed, the board may assign to the Chairman of the Board any of the powers and duties that are by any provisions of this by-law assigned to the President and, subject to the Act, such other powers and duties as the board may specify. The Chairman of the Board shall, when present, preside at all meetings of the board and shareholders. Subject to subsections 3.10 and 7.9, during the absence or disability of the Chairman of the Board, his or her duties shall be performed and his or her powers exercised by the first mentioned of the following officers then in office:
Chief Executive Officer, President, or a Vice-President. If there are two or more Vice-Presidents present, the more senior shall perform and exercise the duties of the Chairman of the Board in the event a Vice-President is to do so.

5.3 CHIEF EXECUTIVE OFFICER. Unless the board designates otherwise, the President shall be the Chief Executive Officer of the Corporation, and subject to the authority of the board, shall have general supervision of the affairs and business of the Corporation. The Chief Executive Officer shall also have the power to remove any and all employees and agents of the Corporation and to settle the terms of their employment and remuneration; and he or she shall have such other duties as the board may prescribe.

5.4 PRESIDENT. The President shall have general supervision of the business and affairs of the Corporation, subject to the direction and authority of: (i) the board; (ii) if applicable, the Chief Executive Officer; and (iii) the Chairman of the Board, and he or she shall have such other powers and duties as the board may specify.

5.5       VICE-PRESIDENT.   The Vice-President, or if more than one, the
Vice-Presidents, in order of seniority as designated by the board, shall be vested with all the powers and perform all the duties of the President in his or her absence, inability or refusal to act except that a Vice-President shall not preside at any meeting of the directors unless he or she is appointed to do so

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by the board.   A Vice-President shall have such powers and duties as the
board or the Chief Executive Officer unless otherwise determined by the board, may specify.

5.6 SECRETARY. The Secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he or she shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers and auditors; he or she shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he or she shall have such other powers and duties as the board or the Chief Executive Officer may specify.

5.7       TREASURER.   The Treasurer shall keep or cause to be kept proper
accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation; he or she shall render to the board whenever required an account of all his or her transactions as Treasurer and of the financial position of the Corporation; and he or she shall have such other powers and duties as the board or the Chief Executive Officer may specify.

5.8 POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the Chief Executive Officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.9 VARIATION OF POWERS AND DUTIES. Subject to the provisions of the Act, the board may from time to time vary, add to or limit the powers and duties of any officer.

5.10 TERM OF OFFICE. The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract or pursuant to common law. Otherwise, each officer appointed by the board shall hold office until his or her successor is appointed, except that the term of office of the Chairman of the Board shall expire when the holder thereof ceases to be a director.

5.11 TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and remuneration of officers appointed by the board shall be settled by it, or by the Compensation Committee of the board, from time to time.

5.12 AGENTS AND ATTORNEYS. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.13 FIDELITY BONDS. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

5.14 DISCLOSURE OF INTERESTS IN CONTRACTS. Every officer of the Corporation shall disclose his or her interests in any material contract or transaction with the Corporation in accordance with Section 3.13 hereof.

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5.15      OFFICERS OF DIVISIONS.  The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including, without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case. Any division or its sub-units may be designated by such name as the board may from time to time determine. From time to time, unless the board determines otherwise by resolution of the board of directors, the Chief Executive Officer or the President may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. Unless the board determines otherwise by resolution of the board of directors, the Chief Executive Officer or the President may remove at his or her pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract or pursuant to common law. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation, unless specifically designated as such by the President.

                                    SECTION SIX

                        PROTECTION OF DIRECTORS AND OFFICERS

6.1 LIMITATION OF LIABILITY. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto, unless the same are occasioned by his or her own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

6.2 INDEMNITY. The Corporation shall indemnify and save harmless every director or officer, every former director or officer, and every person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his or her heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of (or by reason of having undertaken such liability of) the Corporation or such body corporate, if:

     (a) he or she acted honestly and in good faith with a view to the best interests of the Corporation; and


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     (b)  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

6.3 INSURANCE. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of any person referred to in subsection 6.2 hereof, as the board may from time to time determine.

                                   SECTION SEVEN

                              MEETINGS OF SHAREHOLDERS

7.1 ANNUAL MEETINGS. Subject to the provisions of the Act, the annual meeting of shareholders shall be held at such time in each year and, subject to subsection 7.3, at such place as the board, the Chairman of the Board, the Chief Executive Officer or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and fixing, or authorizing the board to fix, their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

7.2 SPECIAL MEETINGS. The board, the Chairman of the Board, the Chief Executive Officer or the President shall have power to call a special meeting of shareholders at any time.

7.3 PLACE OF MEETINGS. Meetings of shareholders shall be held at the place where the registered office of the Corporation is situate or, if the board shall so determine, at some other place within or outside of Ontario.

7.4 MEETINGS BY TELEPHONE. If all the shareholders present at or participating in the meeting consent, any or all of the shareholders may participate in a meeting of the shareholders by means of such telephone, electronic or other communications facilities as to permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and any shareholder participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the shareholders while such individual(s) continue to be a shareholder.

7.5 NOTICE OF MEETINGS. Notice of the time and place of each meeting of shareholders (and of each meeting of shareholders adjourned for an aggregate of 30 days or more) shall be given in the manner provided in subsection 11.1 not less than ten days (or such lesser number of days then required under the Act or any other applicable legislation, regulation or administrative policy), unless the Corporation is an offering corporation in which case not less than 21 days, nor, in either case, more than 50 days before the date of the meeting, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit a shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled


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to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where he or she attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called.

7.6 LIST OF SHAREHOLDERS ENTITLED TO NOTICE. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to subsection 7.7, the shareholders listed shall be those registered at the close of business on the record date and such list shall be prepared not later than ten days after such record date. If no record date is fixed, the list shall be prepared at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held and shall list all shareholders registered at such time. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.7 RECORD DATE FOR NOTICE. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting; and notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided in the Act and to each stock exchange in Canada on which the shares of the Corporation are listed for trading. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

7.8 MEETINGS WITHOUT NOTICE. A meeting of shareholders may be held without notice at any time and place permitted by the Act in accordance with the requirements of the Act and any other applicable legislation, regulation or administrative policy. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact.

7.9 CHAIRMAN, SECRETARY AND SCRUTINEERS. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chairman of the Board, Chief Executive Officer, President, or a Vice-President. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

7.10 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person


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may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.11 QUORUM. A quorum for the transaction of business at any meeting of shareholders shall be that number of persons holding not less than one-third of the outstanding common shares.

7.12 RIGHT TO VOTE. Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders every person who is named in the list referred to in subsection 7.6, shall be entitled to vote the shares shown thereon opposite his or her name at the meeting to which such list relates, except to the extent that such person has transferred any of his or her shares after the date on which the list is prepared or, where a record date has been fixed, after the record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he or she owns such shares, demands at any time prior to the meeting that his or her name be included in the list to vote the transferred shares at the meeting.

7.13 PROXIES. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his or her attorney and shall conform with the requirements of the Act.

7.14 TIME FOR DEPOSIT OF PROXIES. The board may fix a time, preceding the time of any meeting or adjourned meeting of shareholders by not more than 48 hours exclusive of Saturdays and holidays (as such term is defined in the INTERPRETATION ACT (Ontario)), before which time proxies to be used at such meeting must be deposited. Unless such time limit is waived by the Corporation for all proxies, a proxy shall be acted upon only if, prior to the time so specified in the notice calling the meeting or in the information circular relating thereto, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.15 JOINT SHAREHOLDERS. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

7.16 VOTES TO GOVERN. At any meeting of shareholders every question shall, unless otherwise required by law, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a second or casting vote.

7.17 SHOW OF HANDS. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

7.18 BALLOTS. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. A ballot so demanded shall be taken in such manner as the chairman shall direct. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of the ballot so taken shall be the decision of the shareholders upon the question.

7.19 ADJOURNMENT. The Chairman at a meeting of shareholders may, with the consent of the shareholders or their proxyholders or representatives and subject to such conditions as may be decided by them, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

7.20 RESOLUTION IN WRITING. A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

                                   SECTION EIGHT

                                     SECURITIES

8.1 REGISTRATION OF TRANSFER. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his or her attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles.

8.2 TRANSFER AGENTS AND REGISTRARS. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.3 NON-RECOGNITION OF TRUSTS. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to recognize any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder thereof.

8.4 SECURITY CERTIFICATES. Every holder of securities of the Corporation shall be entitled, at his or her option, to a security certificate, or to a non-transferable written acknowledgement of his or her right to obtain a security certificate, stating the number and designation, class or series of securities held by him or her as shown on the securities register. Security certificates shall be in such form as the board shall from time to time approve. Any security certificate shall be in such form as the board shall from time to time approve. They shall be signed in accordance with section 10.1 and need not be under the corporate seal; provided that, unless the board otherwise orders, certificates representing securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of security certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers may be printed or mechanically reproduced in facsimile upon security certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A security certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature appears in printed or mechanically reproduced form thereon no longer holds office at the date of issue or delivery of the certificate.

8.5 REPLACEMENT OF SECURITY CERTIFICATES. The board, any officer or any agent designated by the board may in its or his or her discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated. In the case of a security certificate claimed to have been lost, destroyed or wrongfully taken, the board, any officer or any agent designated by the board shall issue a substitute security certificate if so requested before the Corporation has notice that the security has been acquired by a bona fide purchaser. The issuance of the substitute security certificate shall be on such reasonable terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board or the officer or the agent designated by the board responsible for such issuance may from time to time prescribe, whether generally or in any particular case.

8.6 JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

8.7       DECEASED SECURITY HOLDERS.  Subject to the provisions of paragraph
8.8 below, in the event of the death of a holder of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents, which reasonable requirements shall in the discretion of the board not necessarily include the production of letters probate or letters of administration.

8.8 DECEASED JOINTLY-HELD SECURITY HOLDERS. Where a share is registered in the name of two or more persons as joint holders with rights of survivorship, upon satisfactory proof of the death of one joint holder and without the requirement of letters probate or letters of administration, the Corporation shall treat the surviving joint holder(s) as the sole owner(s) of the share effective as of the date of death of such joint holder and the Corporation shall make the appropriate entry in the securities register to reflect such ownership.

                                    SECTION NINE

                                DIVIDENDS AND RIGHTS

9.1 DIVIDENDS. Subject to the provisions of the Act, the board may from time to time by resolution declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property, subject to the restrictions on the declaration and payment thereof under the Act, or by issuing fully-paid shares of the Corporation or options or rights to acquire fully-paid shares of the Corporation.

9.2 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his or her recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4 RECORD DATE FOR DIVIDENDS AND RIGHTS. The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of dividends and to subscribe for securities of the Corporation, provided that such record date shall not precede by more than 50 days the particular action to be taken. Notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act, unless notice of the record date is waived by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If the shares of the Corporation are listed for trading on one or more stock exchanges in Canada, notice of such record date shall also be sent to such stock exchanges. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5 UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                    SECTION TEN

                                      GENERAL

10.1 EXECUTION OF INSTRUMENTS. Contracts, documents and other instruments in writing may be signed on behalf of the Corporation by such person or persons as the board may from time to time by resolution designate. In the absence of an express designation as to the persons authorized to sign either contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing, any two of the directors or officers of the Corporation may sign contracts, documents or instruments in writing on behalf of the Corporation. The corporate seal, if any, of the Corporation may be affixed to any contract, obligation or instrument in writing requiring the corporate seal of the Corporation by any person authorized to sign the same on behalf of the Corporation.

     The phrase "contracts, documents and other instruments in writing" as used in this provision shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

10.2 VOTING RIGHTS IN OTHER ENTITIES. The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                   SECTION ELEVEN

                                      NOTICES

11.1 METHOD OF SENDING NOTICE. Any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, or to the auditor shall be sufficiently sent if delivered personally to the person to whom it is to be sent or if delivered to his or her recorded address or if mailed to him or her at his or her recorded address by prepaid mail or if sent to him or her at his or her recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him to be reliable. The recorded address of a director shall be his or her latest address as shown in the records of the Corporation or in the most recent notice filed under the CORPORATIONS INFORMATION ACT (Ontario), whichever is the more current.

11.2 NOTICE TO JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice sent to one of such persons shall be sufficient notice to all of them.

11.3 COMPUTATION OF TIME. In computing the date when notice must be sent under any provision requiring a specified number of days notice of any meeting or other event, the date of sending the notice shall be excluded and the date of the meeting or other event shall be included.

11.4 UNDELIVERED NOTICES. If any notice sent to a shareholder pursuant to subsection 11.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he or she informs the Corporation in writing of his or her new address.

11.5 OMISSIONS AND ERRORS. The accidental omission to send any notice to any shareholder, director, officer or to the auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6 PERSONS ENTITLED BY OPERATION OF LAW. Every person who, by operation of law, transfer or by any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly sent to the shareholder from whom he or she derives his or her title to such share prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he or she became so entitled).

11.7 DECEASED SHAREHOLDERS. Any notice duly sent to any shareholder shall be deemed to have been duly served in respect of the shares held by the shareholder (whether held solely or with other persons), notwithstanding that such shareholder is then deceased and whether or not the Corporation has notice of his or her death, until some other person is entered in his or her stead in the securities register of the Corporation as the holder or as one of the holders thereof and such service shall for all purposes be deemed a sufficient service of notice to his or her heirs, executors or administrators and all persons, if any, interested with him or her in such shares.

11.8 WAIVER OF NOTICE. Any shareholder (or his or her duly appointed proxyholder), director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

11.9 EXECUTION OF NOTICES. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.10 PROOF OF SERVICE. A certificate of any officer or director of the Corporation in office at the time of making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice to any shareholder, director, officer or auditor or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                                   SECTION TWELVE

                                   EFFECTIVE DATE

12.1 REPEAL. Upon this by-law coming into force, any by-laws, resolutions and proceedings of the Corporation inconsistent herewith are hereby repealed, provided that such repeal shall not affect the previous operation of the by-laws of the Corporation or affect the validity of any act done, or any right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to such by-law prior to its repeal.

12.2 EFFECTIVE DATE. The foregoing resolution making General By-law No. 2 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, was passed by all of the directors and approved by all of the shareholders on December 20, 1999, with effect as of the date of completion of the Corporation's initial public offering.

     DATED the 20th day of December, 1999.


                              /s/ Christopher Erickson
                              -------------------------------------------
                              NAME:     CHRISTOPHER ERICKSON
                              TITLE:    PRESIDENT AND SECRETARY